                                   EXHIBIT 11

                   CENTURY SOUTH BANKS, INC. AND SUBSIDIARIES
                 Statement re Computation of Per Share Earnings

The following computations set forth the calculations of primary and fully diluted net income per common share and common share equivalent for the three month periods ended March 31, 1997 and 1996.


                                                Primary          Fully Diluted
                                                Earnings           Earnings
                                                Per Share         Per Share
                                                ---------        --------------
                                      (amounts in thousands, except per share data)
For the three months ended March 31, 1997:
   Net income                                  $    1,922               1,922
                                               ==========         ===========

   Weighted average number of common
     shares outstanding                             7,767               7,767
   Common share equivalents resulting
     from stock options                                27                  27
                                               ----------         -----------

   Adjusted weighted average number
     of common and common equivalent
     shares outstanding                             7,794               7,794
                                               ==========         ===========
   Net income per common and
     common equivalent share                   $      .25                 .25
                                               ==========         ===========

For the three months ended March 31, 1996:
   Net income                                  $    2,193               2,193
                                               ==========         ===========

   Weighted average number of common
     shares outstanding                             7,761               7,761
   Common share equivalents resulting
     from stock options                                14                  14
                                               ----------         -----------
   Adjusted weighted average number
     of common and common equivalent
     shares outstanding                             7,775               7,775
                                               ==========         ===========
   Net income per common and
     common equivalent share                   $      .28                 .28
                                               ==========         ===========

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